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                                                                 Exhibit m(2)(i)

                                     FORM OF
                               AMENDED SCHEDULE A

NAME OF FUNDS*

ING AIM Mid Cap Growth Portfolio
ING Alliance Mid Cap Growth Portfolio
ING Capital Guardian Large Cap Value Portfolio
ING Capital Guardian Managed Global Portfolio
ING Capital Guardian Small Cap Portfolio
ING Developing World Portfolio
ING Eagle Asset Capital Appreciation Portfolio
ING Evergreen Health Sciences Portfolio
ING Evergreen Omega Portfolio
ING FMRSM Diversified Mid Cap Portfolio
ING Goldman Sachs Internet TollkeeperSM Portfolio
ING Hard Assets Portfolio
ING International Portfolio
ING Janus Special Equity Portfolio
ING Jennison Equity Opportunities Portfolio
ING Julius Baer Foreign Portfolio
ING JPMorgan Small Cap Equity Portfolio
ING Legg Mason Value Portfolio
ING Limited Maturity Bond Portfolio
ING Marsico Growth Portfolio
ING Mercury Focus Value Portfolio
ING Mercury Fundamental Growth Portfolio
ING MFS Mid Cap Growth Portfolio
ING MFS Research Portfolio
ING MFS Total Return Portfolio
ING PIMCO Core Bond Portfolio
ING PIMCO High Yield Bond Portfolio
ING Salomon Brothers All Cap Portfolio
ING Salomon Brothers Investors Portfolio
ING T. Rowe Price Capital Appreciation Portfolio
ING T. Rowe Price Equity Income Portfolio
ING UBS U.S. Balanced Portfolio
ING Van Kampen Equity Growth Portfolio
ING Van Kampen Global Franchise Portfolio
ING Van Kampen Growth and Income Portfolio
ING Van Kampen Real Estate Portfolio


*This Amended Schedule A will be effective with respect to a Fund upon the effective date of the initial Registration Statement or the post effective amendment to the Trust's Registration Statement with respect to each Fund.